                   UNITED FINANCIAL BANKING COMPANIES, INC.
                              8399 Leesburg Pike
                            Vienna, Virginia  22182



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     The Annual Meeting of Shareholders of United Financial Banking Companies, Inc. (the "Company") will be held at the Tysons Corner Marriott Hotel, (please check marquis board for exact room location), 8028 Leesburg Pike, Vienna, Virginia on Friday, June 6, 1997, AT AN EARLIER START TIME OF 9:00 A.M., for
                                  --------------------------------------
the following purposes:

     (1)  To elect one (1) Class 1 Director.

     (2) To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

     Only holders of shares of Common Stock of record at the close of business on March 31, 1997 shall be entitled to vote at the Meeting.

     Please sign and promptly mail the enclosed proxy to ensure the presence of a quorum at the Meeting.

                                        By Order of the Board of Directors,

                                                  / s /

                                        Karen L. Laughlin
                                        Secretary

April 18, 1997

                   UNITED FINANCIAL BANKING COMPANIES, INC.
                               Executive Offices
                              8399 Leesburg Pike
                            Vienna, Virginia  22182

                                PROXY STATEMENT

                        Annual Meeting of Shareholders
                            To Be Held June 6, 1997


                                    GENERAL

     This Proxy Statement and accompanying form of proxy, mailed to shareholders on or about April 18, 1997, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of United Financial Banking Companies, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held AT AN EARLIER START TIME OF 9:00 A.M. on
                                        -------------------------------------
June 6, 1997, at the Tysons Corner Marriott Hotel, (please check marquis board for exact room location), 8028 Leesburg Pike, Vienna, Virginia, and at any adjournment thereof. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners and to secure their voting instructions, if necessary. The Company, upon request, will reimburse them for their expenses in so doing. Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by telecopy, from some shareholders if proxies are not received promptly. Such persons will not receive any additional compensation for such solicitation.

     The Board has fixed the close of business on March 31, 1997, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting (the "Record Date").

     A proxy in the accompanying form which is properly signed and returned and not revoked will be voted in accordance with instructions contained therein. Shares represented by proxies for which no instruction is given will be voted FOR the election of the nominee for director specified herein, and in the discretion of the holders of the proxies on all other matters properly brought before the Meeting and any adjournment or postponement thereof. The judges of election appointed for the Meeting will determine the presence of a quorum and will tabulate the votes cast at the Meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of Common Stock as to a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to such matter.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by executing another proxy or by appearing at the Meeting and voting in person.

     The Company's Annual Report to Shareholders for the year ended December 31, 1996, is being sent to all shareholders with this Proxy Statement. Said Report is not to be considered a part of the proxy solicitation materials.

     At the Annual Meeting, each of the Company's outstanding shares of Common Stock will be entitled to one vote on all matters submitted to the shareholders. There are no cumulative voting rights. On the Record Date, there were 2,808,201 shares of Common Stock outstanding, held by approximately 402 shareholders of record.

                             ELECTION OF DIRECTORS

     The Corporation's Articles of Incorporation provide for the Board of Directors to be divided into three classes, as nearly equal in number as possible. Each class serves for a term of three years, with one class being elected each year. The Articles also provide that a vacancy on the Board of Directors shall be filled by a vote of the majority of the remaining directors, even if the remaining number of directors may be less than a quorum. The successor director selected by the remaining directors serves only until the next Annual Meeting of Shareholders, at which time the shareholders would elect a successor director to serve for the remaining portion of that director's three-year term.

     At the 1997 Annual Meeting, one Class I director will be elected to serve until the 2000 Annual Meeting of Shareholders and until his successor is elected and qualified. William J. McCormick, Jr. is the nominee for election as a Class 1 director. This nominee has previously been elected as a director by the shareholders of the Company. The continuing directors in Classes II and III currently serve as directors of The Business Bank, the Company's principal subsidiary. THE BOARD RECOMMENDS THAT THE NOMINEE NAMED ABOVE BE ELECTED. Proxies received will be voted for the election of the nominee, unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for the nominee may so indicate on the proxy. In order for a nominee to be elected, he or she must receive a plurality of the votes cast in the election at the Meeting. The nominee has consented to be named in this Proxy Statement as a nominee for election as director and has indicated his intent to serve if elected. However, in the event the nominee is not available for election, the proxies will be voted for such persons as shall be designated by the Board as a replacement.

     The following information is furnished with respect to the nominee for election as director and the remaining Directors who will continue to serve as indicated below, including his or her age, the year each became a Director, information regarding beneficial ownership of the Company's Common Stock as of the Record Date, and each nominee's principal occupation and business experience.


                                                            Number of                         Number of         Percent of
                                                            Shares of         Percent of      Shares of         Outstanding
                                            Year When       Common Stock      Outstanding     Redeemable        Redeemable
                                            First Became    Beneficially      Common Stock    Preferred Stock   Preferred  Stock
                                  Ages      A Director      Owned (1)         Shares (1)      Series A          Series A (1)
                                  ----      ------------    ------------      ------------    ---------------   ----------------
CLASS 1 - TO SERVE UNTIL
THE 2000 ANNUAL MEETING

   William J. McCormick, Jr.      (59)         1995            90,667 (2)          3.22%             33.33            4.17%



CLASS 2 - TO SERVE UNTIL

 THE 1998 ANNUAL MEETING



   Harold C. Rauner               (46)         1994            76,164 (3)          2.66%                --               --



   Edward H. Pechan               (50)         1995            43,333 (4)          1.53%             66.67            8.33%



CLASS 3 - IF ELECTED TO SERVE UNTIL

 THE 1999 ANNUAL MEETING



   Dennis I. Meyer                (61)         1983            92,782 (5)          3.30%                --               --



   Sharon A. Stakes               (34)         1994            29,000 (6)          1.02%                --               --



   Jeffery T. Valcourt            (44)         1996           357,400 (7)         12.36%            400.00           50.00%





All directors and officers as a group (8 persons)             697,346             23.08%            500.00           62.50%


(1) A person is deemed to be the beneficial owner of shares as to which he owns or shares voting or investment power. Except as otherwise indicated, all shares are owned directly. Ownership is based on 2,808,201 shares of Common Stock and 800 shares of Redeemable Preferred Stock - Series A (Series A) outstanding as of the Record Date. In calculating the percentage of shares owned for warrant and option holders, the total number of shares outstanding is deemed to include the warrant and option shares granted and exercisable within sixty days of the Record Date. The Redeemable Preferred Stock - Series A is described in Note 16 to the consolidated financial statements.

(2) Includes 80,000 shares and warrants to purchase 6,667 shares owned by a Company of which Mr. McCormick is the owner and President. Also includes options to purchase 4,000 shares of Common Stock pursuant to the Company's 1996 Nonqualified Stock Option Plan for Non-Employee Directors (the Directors Plan).

(3) Includes options to purchase 56,410 shares of Common Stock pursuant to the Company's 1990 Executive Stock Plan.

(4) Includes options to purchase 4,000 shares of Common Stock pursuant to the Directors Plan. Also included are warrants to purchase 18,333 shares of Common Stock. The warrants are owned by a retirement trust, of which Mr. Pechan is a trustee.

(5) Includes 877 shares owned by each of Mr. Meyer's five children (4,385 shares in the aggregate), 1,199 shares owned by Mr. Meyer and 83,198 shares owned by Rinnis Associates, Inc., of which Mr. Meyer is President and a Director. Also included are options to purchase 4,000 shares of Common Stock pursuant to the Directors Plan. This does not include 215,466 shares of Common Stock and 100 shares of Series A beneficially owned by his spouse, Rita M. Meyer, as to which Mr. Meyer disclaims beneficial ownership.

(6) Includes options to purchase 28,000 shares of Common Stock pursuant to the Company's 1990 Executive Stock Plan.

(7) Includes 272,400 shares and warrants to purchase 80,000 shares of Common Stock. The shares and warrants are owned by JNV Limited Partnership. Mr. Valcourt is the general partner of the partnership with 2% ownership and a limited partner in the partnership with 83% ownership. Also included are options to purchase 4,000 shares of Common Stock pursuant to the Directors Plan.

     The business experience of the nominees for election described below relates to the past five years unless otherwise indicated.

     Mr. McCormick is the owner of Jordan Kitt's Music, Inc., and serves as its President. He serves as a Director for the American Music Conference and of the Schmitt Music Centers in Minneapolis, Minnesota.

     Mr. Rauner became President of The Business Bank in December 1994. In January 1997, Mr. Rauner was elected President and CEO of the Company by the Board of Directors. He is also President and a Director of Business Venture Capital, Inc. (BVCI), a subsidiary of the Company, which has developed certain real estate for sale in Ocean City, Maryland, Omni Homes, Inc. (OMNI), a Company subsidiary which holds certain real estate for sale and UFBC, Inc., a Bank subsidiary which owns a leveraged lease investment. Previously, Mr. Rauner was President, CEO, and founding director of the Heritage Bank in McLean, Virginia, where he was employed for seven years. He is currently a director of Sonex Enterprises, a high technology firm and the Northern Virginia Community Foundation.

     Mr. Pechan is President of E.H. Pechan & Associates, Inc., which is a national consulting firm in Springfield, Virginia, specializing in environmental policy issues. He is also President of R. P. Publications, Inc.

     Mr. Meyer is one of the founding directors of the Company. He is a partner in the law firm of Baker & McKenzie, Washington, D.C., which specializes in international law. He is a director of Rinnis Associates, Inc.;

Jordan Kitt's Music, Inc.; Oakwood Homes Corporation, Greensboro, North Carolina; Daily Express Inc., Carlisle, Pennsylvania; and Natelli Communities Inc. He is a General Partner of Potomac Investment Associates.

     Mrs. Stakes has been employed by the Company's main subsidiary, The Business Bank, since 1984 and currently serves as Vice President of the Bank and in January 1997, was elected Vice President of the Company by the Board of Directors. Mrs. Stakes is also a Director and Vice President of Business Venture Capital, Inc. (BVCI), Omni Homes, Inc. and UFBC, Inc.

     Mr. Valcourt is President and CEO of Valcourt Building Services, Inc., which is the largest window cleaning company in the Metropolitan Washington area, with offices in Arlington, Virginia, New Jersey and Atlanta, Georgia. In January 1997, Mr. Valcourt was elected Chairman of the Board of the Company by the Board of Directors and Director of Business Venture Capital, Inc. (BVCI), Omni Homes, Inc. and UFBC, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEE STANDING FOR ELECTION AS DIRECTOR AS SET FORTH ON THE PREVIOUS PAGE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     There were seven meetings of the Board in 1996. The Company has standing audit, compensation and nominating committees. The Audit Committee currently consists of Mr. Meyer, Mr. Pechan, Mr. Valcourt and Mr. McCormick as members, Mr. James K. Jeanblanc and Mr. Robert Carpenter, both members of the Company's Advisory Board, as advisory members and Mr. Rauner as an ex-officio member. The Audit Committee meets quarterly with the internal auditor to review the internal control program and the findings resulting from procedures performed. The committee also meets annually to review the report and findings of the outside independent Certified Public Accountants.

     The Compensation Committee currently consists of Messrs. Meyer, Pechan and Valcourt. The committee consists of non-employee members of the Board of Directors. The committee meets annually to award options under the Executive Stock Plan and to establish the price of each option share granted.

     The Nominating Committee currently consists of Messrs. Rauner, Valcourt and Meyer. This committee meets annually to nominate the slate of directors to be elected at the Annual Shareholders Meeting.

     During 1996, all of the Company's directors attended more than 75% of the Board of Directors meetings and committee meetings of which they were members. Outside directors historically have been paid $200 for each monthly board meeting attended, but such fees have been waived since 1994. Also, outside directors are not paid for attending committee meetings.

                              EXECUTIVE OFFICERS

NAMES (AGES) OF EXECUTIVE OFFICERS

     Harold C. Rauner (46), currently a director of the Company, became President of The Business Bank, the Company's main subsidiary, in December 1994. Mr. Rauner has served as the President and Chief Executive Officer of the Company since January 1997.

     Jeffery T. Valcourt (44) a director of the Company, became Chairman of the Board in January 1997, pending regulatory approval.

EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation for the period 1994 through 1996 paid and/or accrued to the Chief Executive Officer (CEO) of the Company during the year ended December 31,1996. Mr. Peter H. Ross served as President and Chief Executive Officer of the Company until January 1997. Mr. Ross was also Chairman, President of BVCI, OMNI and UFBC, Inc. None of the Company's other executive officers received in excess of $100,000 in annual compensation in 1996.

                          SUMMARY COMPENSATION TABLE

                                                          Annual                        Long-Term
                                                       Compensation                    Compensation
                                                ---------------------------            ------------

         Name and                                               Other Annual            All Other
     Principal Position            Year          Salary         Compensation           Compensation
     ------------------            ----          ------         ------------           ------------
Peter H. Ross                      1996          None (1)            --                      --
                                   1995          None (1)            --                      --
President and                      1994          None (2)            --                      --
Chief Executive Officer

________________________________________________

(1) In 1996 and 1995, Mr. Ross served as Chairman, President and Chief Executive Officer of the Company and as President of BVCI, OMNI and UFBC, Inc. on an independent contractor basis, compensated at the rate of $850 per day for his services, paid to his wholly owned consulting firm, Ross Partners, Inc. In 1996 and 1995, Ross Partners, Inc. received an aggregate of $153,667 and $161,925, respectively, in payment for Mr. Ross' services.

(2) In 1994, Mr. Ross served the Company as a director and a consultant on an independent contractor basis in connection with development of the Company's and BVCI's business plans and capital raising efforts. Mr. Ross received $850 per day for his services, paid to his wholly owned consulting firm. In 1994, Mr. Ross' consulting firm received an aggregate compensation of $95,200 in payment for Mr. Ross' services, plus $400 in director fees.


COMPENSATION PURSUANT TO PLANS

     The Company maintains certain plans that provide, or may provide, additional compensation to current directors, executive officers and other employees of the Company. These plans include: the Company's 401(K) Plan and the Company's 1990 Executive Stock Plan and the Directors Plan.


401(K) PLAN

     The Company established a 401(K) plan in 1995, which covers all employees who meet specified age and employment requirements. The administrative expense associated with the 401(K) Plan was approximately $1,200 in 1996. The Company has made no contributions to the Plan to date. Future contributions, if any, will be determined annually at the discretion of the Company's Board of Directors.


EXECUTIVE STOCK PLAN

     The Company maintains the Executive Stock Plan (Executive Plan) covering substantially all employees. Under the Plan, any employee who has or is expected to significantly contribute to the Company's growth and profit may be granted one or more options and/or Stock Appreciation Rights (SAR). Members of the Compensation Committee are not eligible. The Committee, consisting of designated non-employee members of the Board of Directors, may designate the characteristics and terms of the granted options or SAR's.

     The Committee establishes the price of each option share granted. The Committee establishes the price of each option share granted, provided that the price of qualified shares at the time of the grant not be less than the stock's fair market value or book value. The maximum number of shares issuable under the Plan currently is 308,910 based on formula adjustments since adoption of the Plan. This amount includes the 60,313 increase in the number of shares issuable under the Plan which was approved at the Annual Meeting of Shareholders on June 12,1996. The options are exercisable at any time over a ten year period from the date of grant as long as the option holder is an employee of the Company. As of December 31, 1996, 205,410 options to purchase Common Stock were granted. Certain employee grants are to vest over a 4 year span. Of the 205,410 options granted, 121,264 were exercisable at December 31, 1996.


DIRECTORS STOCK PLAN

     In 1996, Company shareholders approved the 1996 Nonqualified Stock Option Plan for Non-Employee Directors (the Directors Plan) which awards options to purchase an aggregate of 40,000 shares of Company Common Stock to non-employee directors of the Company and the Bank. The options have a term of ten years from the date of grant and have an exercise price of $1.50 per share. On July 1, 1996, five non-employee directors received options to purchase 4,000 shares of Company Common Stock. All non-employee members of the Board of Directors of the Company and the Bank will receive non-qualified options to purchase 2,000 shares of Common Stock on each of July 1,1997 and July 1, 1998, subject to reduction and proration if there are not sufficient authorized shares remaining available for issuance pursuant to the plan to issue the full number of options to each director. No options may be granted pursuant to the Directors Plan after July 1, 1998. In the event of the sale, merger or other consolidation of the Company before July 1, 1998, all options available for issuance shall be immediately granted, vested and exercisable without any waiting periods.


CERTAIN RELATIONSHIPS

     The Company's officers and directors and other corporations, business organizations and persons with whom some of the Company's officers and directors are associated, customarily have banking transactions with the Bank. All loan transactions have been made in the ordinary course of business on substantially the same terms, including interest rates and security for loans, as those prevailing at the time in comparable transactions with non-affiliated entities, and have not involved more than the normal risk of collectibility and do not present other unfavorable features. Loans to directors, officers and their family members or businesses in which the officer or director beneficially owned 5% or more of the outstanding capital stock, as a group, totaled $883,387 as of December 31, 1996.

     As part of the recapitalization which occurred at December 30, 1994, certain directors and shareholders of the Company purchased $700,000 of notes secured by all of the Common Stock of the Bank and BVCI. In 1995, certain directors and shareholders of the Company purchased $500,000 of notes secured by projected cashflows of BVCI. Certain directors and shareholders were participants in both transactions. During 1996, certain shareholders and directors holding $600,000 of the secured notes were paid in full. Certain shareholders and directors holding the balance of $600,000 of the secured notes chose to convert their notes to Series A Redeemable Preferred Stock of the Company at a rate of one share per each $1,500 of notes. These transactions are described in Notes 7, 10 and 16 to the consolidated financial statements in the Annual Report.

     During the year ended December 31, 1996, the building which serves as the Company's headquarters was sold to a limited liability corporation, organized in the state of Virginia. Mr. Manuel V. Fernandez, a beneficial shareholder owning in excess of 5% of the Company's Common Stock, has 50% beneficial ownership of the limited liability corporation. A second shareholder, owning less than 5% of the Company's Common Stock also has 50% beneficial ownership in the limited liability corporation. The building was sold for $1,968,171, net. The sale resulted in a gain of $734,291 for the Company's banking subsidiary which owned the building. The terms of the sale were substantially the same as those prevailing for similar sales within the market area in which the building is located. The Company did not finance any portion of the transaction.

     During the year ended December 31, 1996, the Bank sold a piece of foreclosed real estate to another limited liability corporation, organized in the state of Virginia. Mr. Manuel V. Fernandez, a beneficial shareholder owning in excess of 5% of the Company's Common Stock, has 50% beneficial ownership of the limited liability corporation. A second shareholder, owning less than 5% of the Company's Common Stock, also has 50% beneficial ownership in the limited liability corporation. The foreclosed property was sold for $960,294, net. The sale resulted in a consolidated loss of $370,529. With regulatory approval, the Bank financed $790,000 of the sales price of the property. The loan was made on substantially the same terms as those prevailing for comparable loans to other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

STOCK OWNERSHIP

     As of April 18, 1997, the officers and directors of the Company beneficially owned, in the aggregate and without duplication, 697,346 shares of Common Stock, or 23.08% of the shares outstanding. To the best of the Company's knowledge, persons who beneficially owned 5% or more of the Company's Common Stock on that date are set forth in the following table.

                                              Number of                                Number of          Percent of
                                              Shares of               Percent of       Shares of          Outstanding
                                              Common Stock            Outstanding      Redeemable         Redeemable
                                              Beneficially            Common Stock     Preferred Stock    Preferred Stock
                                              Owned (1)               Shares (1)       Series A (1)       Series A (1)
                                              ------------            ------------     ---------------    ---------------
JNV Limited Partnership/Jeffery Valcourt       357,400 (2)               12.36%             400.00            50.00%
1001 N. Highland Street
Suite 200
Arlington, VA  22201

Manuel V. Fernandez                            328,194 (3)               11.49%             166.67            20.83%
650 Water Street, S.W.
Washington, D.C.  20024

Robert F. Long                                 296,853                   10.57%                 --               --
300 Belvedere Street
Carlisle, PA  17013

James K. Jeanblanc                             269,832 (4)                9.51%                 --               --
1730 M Street, N.W.
Suite 400
Washington, D.C.  20036

Rita M. Meyer                                  215,466 (5)                7.66%             100.00            12.50%
6307 Olmi Landrith Drive
Alexandria, VA  22307

(1) A person is deemed to be the beneficial owner of shares as to which he owns or shares voting or investment power. Except as otherwise indicated, all shares are owned directly. Ownership is based on 2,808,201 shares of Common Stock and 800 shares of Redeemable Preferred Stock - Series A outstanding as of the Record Date. In calculating the percentage of shares owned for warrant and option holders, the total number of shares outstanding is deemed to include the warrant and option shares granted and exercisable within sixty days of the Record Date. The Redeemable Preferred Stock - Series A is described in Note 16 to the consolidated financial statements.

(2) Includes 272,400 shares and warrants to purchase 80,000 shares of Common Stock. The shares and warrants are owned by JNV Limited Partnership. Mr. Valcourt is the general partner of the partnership with 2% ownership and a limited partner in the partnership with 83% ownership. Also included are options to purchase 4,000 shares of Common Stock pursuant to the Directors Plan and 1,000 shares owned by Mr. Valcourt.

(3)  Includes warrants to purchase 48,333 shares of Common Stock.

(4) Includes warrants to purchase 30,000 shares of Common Stock. This does not include 2,738 aggregate shares owned by Mr. Jeanblanc's minor children and of which he is custodian.

(5) Includes warrants to purchase 5,000 shares of Common Stock. This does not include 877 shares owned by each of Mrs. Meyer's five children (4,385 shares in the aggregate), 1,199 shares owned by Mr. Meyer, and 83,198 shares owned by Rinnis Associates, Inc., of which Mr. Meyer is President and a Director; Mrs. Meyer disclaims beneficial ownership with respect to all of such shares.


CEASE AND DESIST ORDER

     On August 12, 1993, the business bank, company main subsidiary, consented to the issuance of a Cease and Desist Order (Order) by the Federal Deposit Insurance Corporation (FDIC) and the Virginia Commissioner of Financial Institutions. On December 31, 1993, The Company entered into a written agreement (Agreement) with the Federal Reserve Bank of Richmond and the Commissioner of Financial Institutions, Bureau of Financial Institutions of the Commonwealth of Virginia. The Order and the Agreement address various areas of operation in the Company, most specifically the Bank, and required the Board of Directors and management to complete and to perform several specific directives. The Order and the Agreement also include provisions to monitor the Company's progress toward profitability. The Order also requires that the Bank to have a minimum capital Leverage Ratio of 6%.

     As of December 31, 1996, management believes that the Company is in compliance with all terms and provisions of the Order and the Agreement.

     The Company's banking subsidiary is subject to federal and/or state statutes which prohibit or restrict certain of its activities, including the transfer of funds to the Company. There are restrictions on loans from the Bank to the Company, and the Bank is limited as to the amount of cash dividends it can pay. As stipulated in the Order, the Bank is restricted from paying dividends until so approved by the appropriate regulatory authorities. The Bank paid no dividends in 1996, 1995, and 1994.

     The Federal Reserve Act (Act) allows the Bank to make loans or other extensions of credit to its parent, the Company, only if such loans do not exceed 10 percent of the Bank's capital and surplus and if such loans or extensions of credit are secured by adequate collateral, as defined by the Act. The Bank's capital and surplus totalled approximately $2,846,000 at December 31, 1996; thus net assets of the Bank in excess of approximately $284,600 were restricted from use by the Company in the form of loans or advances. The Company had no such borrowings from the Bank in 1996, 1995 or 1994.


          RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The accounting firm of D.R. Maxfield & Company was selected to audit the consolidated financial statements of the Company by the Audit Committee on July 22,1996 for the year ended December 31, 1996 and on October 16, 1995 for the year ended December 31, 1995. Said firm replaced the previous accounting firm of Homes, Lowry, Horn & Johnson Ltd. who audited the consolidated financial statements for the year ended December 31,1994. The change was not due to disagreement and was reported on Form 8-K on October 20, 1995. Representatives from D.R. Maxfield & Company will not be present at the Annual Meeting.


             INFORMATION RELATING TO FUTURE SHAREHOLDER PROPOSALS

     In the event security holders of the Company intend to make any proposals to be presented at the next Annual Meeting of Shareholders of the Company to be held on such date as shall be designated by the Board, such proposals must be received at the Company's executive offices at 8399 Leesburg Pike, Vienna, Virginia 22182, not less than 120 days prior to April 18, 1998, in order for such proposals to be included in the Company's Proxy Statement and form of proxy relating to such meeting.

                                 OTHER MATTERS

     Management has no knowledge of any other matters which may come before the Meeting and does not itself intend to present any such other matters. However, if any such matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own best judgment.


     THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS, ARE BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE SHAREHOLDERS, UPON THEIR REQUEST, WITH A COPY OF THE ANNUAL FORM 10- KSB REPORT TO THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996.


                                         By Order of the Board of Directors

                                                   / s /

                                         Karen L. Laughlin
                                         Secretary

April 18, 1997

                   UNITED FINANCIAL BANKING COMPANIES, INC.
                              8399 Leesburg Pike
                            Vienna, Virginia  22182


                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned, revoking any proxy heretofore given, hereby appoints Harold C. Rauner, Jeffery T. Valcourt and Dennis I. Meyer, or either of them (with full power to act in the absence of the other, each with full power of substitution) as proxies to vote all of the shares of Common Stock of United Financial Banking Companies, Inc. (the "Company"), held of record at the close of business on March 31, 1997, by the undersigned at the Annual Meeting of Shareholders of said company, to be held at the Tysons Corner Marriott Hotel, Lobby Level, 8028 Leesburg Pike, Vienna, Virginia, on June 6, 1997, AT AN
                                                                    -- --
EARLIER START TIME OF 9:00 A.M., and at any and all adjournments thereof as
------------------------------
follows:


     1.   ELECTION OF DIRECTORS              [_]  FOR THE NOMINEE LISTED BELOW
                                                  (EXCEPT AS INDICATED TO THE
                                                  CONTRARY BELOW)

                                             [_]  WITHHOLD AUTHORITY TO VOTE FOR
                                                  THE NOMINEE LISTED BELOW
                                                  (UNDER INSTRUCTIONS)

          CLASS 1-- DIRECTOR - WILLIAM J. MCCORMICK, JR.




     2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THIS MEETING.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEE LISTED UNDER ITEM 1.
      ---


Please sign exactly as your name appears below. When shares are held by joint tenants either one may sign. When signing as attorney, executor, administrator,
        -------------------
trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                         _______________________________________
                                         Signature                          Date


                                         _______________________________________
                                         Signature if held jointly          Date


                                        I plan ____, do not plan ____ to attend
                                        the Annual Meeting.



The number of shares shown above are covered by this proxy.



   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.


If your address changed in 1996, please check box and list new address on the
back of this proxy.   [_] Thank you.